Exhibit 99.1

Press release

Gogo successfully completes first 5G end-to-end call.

5G end-to-end connection marks a significant step towards delivery of next-generation air-to-ground connectivity.

Broomfield, CO./ June 18, 2025 – Gogo (NASDAQ: GOGO) confirms today that GCT Semiconductor has successfully completed the very first end-to-end call using its next-generation 5G technology. The call, which took place on June 16, 2025, confirms the Gogo 5G chip is fully functional and ready to move through the final phases of integration. The technology milestone represents a critical stage in Gogo’s journey towards delivering 5G air-to-ground (ATG) connectivity to North American operators.

GCT Semiconductor Holding, Inc. (NYSE: GCTS) delivered the new 5G chipset to Airspan, a provider of network deployment solutions and Gogo’s 5G partner, in May. The successful integration of the microchip, which is smaller than a thumbnail, into hardware and software allowed Airspan to configure and support the end-to-end call. The connection, set-up in the lab, confirms the 5G technology is ready to transition to the next phase of integration testing and performance optimization.

With the final trials and documentation completed, Gogo will be ready to ship the 5G solution to its MRO network for installation. Along with a more resilient connection, the Gogo 5G ATG system, which has been designed specifically for business aviation users, will provide customers with high-speed broadband for smoother video conferencing, streaming, and other activities across multiple devices, than has been possible before.

This latest development builds on the significant strides Gogo has already made in its 5G test effort, which includes receiving formal approval from the Federal Aviation Administration (FAA) to produce and manufacture the AVANCE LX5 Line Replaceable Unit (LRU), which with a smaller form factor and single box option enables streamlined installation. Gogo has also invested in a network of 170 5G towers covering the U.S. and parts of Canada, the installation of a new ‘5G core’ at its data center, the development of a new 5G aircraft antenna, as well as the 5G-optimized AVANCE LX5 line replaceable units, LRUs.

“Gogo’s commitment to delivering 5G connectivity has been consistent, even when there have been setbacks, so the successful validation of the chip represents a major achievement for us and our dedicated partners at GCT and Airspan,” says Chris Moore, Gogo CEO. “Our North American tower network is 5G-ready, the antennas are prepared for shipping, and the technology is in place to enable connection across North America through the AVANCE LX5 LRUs. We’re excited to be moving closer to our goal of delivering 5G connectivity to customers by the end of the year and are confident that customers will enjoy the upgraded experience. This is certainly a defining moment for business aviation connectivity.”

More than 300 aircraft are pre-provisioned for Gogo 5G connectivity. Customers operating within the CONUS region and seeking reliable, high-speed connectivity can expect that installing the Gogo 5G system will take approximately two weeks, while an aircraft with an AVANCE LX5 LRU can be equipped in a shorter time frame.

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About Gogo

Gogo is the only multi-orbit, multi-band in-flight connectivity provider offering connectivity technology purpose-built for business and military/government aviation. Its industry-leading product portfolio offers best-in-class solutions for all aircraft types, from small to large, heavy jets, and beyond.

The Gogo offering uniquely incorporates Air-to-Ground technology with high-speed satellite networks to deliver consistent, global tip-to-tail connectivity through a sophisticated suite of software, hardware, and advanced infrastructure supported by a 24/7/365 in-person customer support team.

Gogo consistently strives to set new standards for reliability, security and innovation, and is shaping the future of inflight aviation to make it easier for every customer to stay connected beyond all expectations.

Media Contact - Gogo

Jane Stanbury – Arena Group

Jane@arenagroupassociates.com

+1 438 998 1668

+44 7803 296046

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